Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255841) and Form S-8 (Nos. 333-253883, 333-229975, 333-237041, and 333-222758) of VYNE Therapeutics Inc. of our report dated March 4, 2021, except for the seventh, eighth, and ninth paragraphs under, Liquidity and Capital Resources, in Note 1, as to which the date is August 12, 2021, relating to the financial statements, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey

August 12, 2021